UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 13, 2009

EVERGREEN ENERGY INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-14176	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

1225 17th Street, Suite 1300 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)
Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5— Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2009, Jack C. Pester and James R. Schlesinger informed the Board of Directors of Evergreen Energy Inc. that they will retire from the Board at the end of their current term.  Messrs. Pester and Schlesinger will not stand for re-election at the 2009 annual meeting on May 7, 2009 and their retirements will be effective on that date.

In addition, on April 13, 2009, W. Grady Rosier informed the Board that he will not stand for re-election to the Board at the end of his current term so that he can focus on other business interests and directorships.  As a result, Mr. Rosier has not been re-nominated in connection with the 2009 annual meeting and his term as a director will expire on that date.

The Board, at its discretion, has decided to not fill these vacancies at this time, and as a result, the size of our Board will be reduced following the annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Energy Inc.

Date: April 17, 2009	By: /s/ Diana L. Kubik
Diana L. Kubik
Vice President and Chief Financial Officer